As filed with the Securities and Exchange Commission on December 1, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	86-0891913
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

No. 93 West Xinsong Road Kaifeng City, Henan Province 475002 People’s Republic of China (86) 378-2925211
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies of Correspondence to:

Louis A. Bevilacqua, Esq. Joseph Tiano, Esq.
Pillsbury Winthrop Shaw Pittman LLP 2300 N Street, N.W. Washington, D.C. 20037 (202) 663-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee(4)
Common Stock, par value $0.001 par share
Debt Securities
Warrants
Units
Total			$90,000,000	$5,022

(1)

There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock and/or debt securities, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $90,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $90,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)	Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)

Subject to footnote (1), there are also being registered hereunder an indeterminate principal amount or number of shares of common stock that may be issued upon conversion of, or in exchange for, debt securities registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated December 1, 2009
$90,000,000

CHINA VALVES TECHNOLOGY, INC.

Common Stock
Debt Securities
Warrants
Units

We may offer, issue and sell from time to time our common stock, debt securities, warrants, or units up to $90,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you make your investment decision.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our common stock is listed on the NASDAQ Global Market under the symbol “CVVT”. On November 27, 2009, the last reported per share sale price of our common stock was $9.19.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in the securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the risk factors beginning on page 3 of this prospectus and set forth in the documents incorporated by reference herein and in any applicable prospectus supplement before making any decision to invest in any of the securities offered hereby or in any prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $90,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

CHINA VALVES TECHNOLOGY, INC.

Overview

We develop, manufacture and distribute over 700 models of high quality metal valves for a variety of different industries including the thermal power, water supply, municipal construction, sewage disposal, oil and chemical, metallurgy, heat power, and nuclear power industries. According to the China Valves Industry Association, we are the leader in valve sales for the thermal power and water supply industries. We are located in Kaifeng, Henan Province, China and conduct business throughout China, Southeast Asia, the Middle East and Europe. Our production facility in Kaifeng has an area of approximately 110,000 square meters.

Corporate Structure

The following chart reflects our current corporate organizational structure:

Principal Executive Offices

The address of our principal executive office in China is No. 93 West Xinsong Road, Kaifeng City, Henan Province, 475002, People’s Republic of China and our telephone number is (86) 378-2925211. We maintain a website at www.cvalve.net that contains information about us, but that information is not a part of this prospectus.

USE OF TERMS

Except as otherwise indicated by the context, references to:

•	“China Fluid Equipment” are references to “China Fluid Equipment Holdings Limited” incorporated in Hong Kong;

•

“China Valves,” the “Company,” “we,” “us” and “our” are references to the combined business of China Valves Technology, Inc. and its subsidiaries, China Fluid Equipment, Henan Tonghai Fluid, High Pressure Valve, Zhendie Valve and Taizhou Taide Valve;

•	“China “ and “PRC” are references to the People’s Republic of China;

•	“$” are references to the legal currency of the United States.

•	“Henan Tonghai Fluid” are references to Henan Tonghai Fluid Equipment Co., Ltd. incorporated in China;

•	“High Pressure Valve” are references to Henan Kaifeng High Pressure Valve Co., Ltd. incorporated in China;

•	“Taizhou Taide Valve” are references to Taizhou Taide Valve Co., Ltd. incorporated in China;

•	“Zhengdie Valve” are references to Zhengzhou City Zhengdie Valve Co., Ltd. incorporated in China.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our common stock to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors contained in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. Such sections discuss what we believe to be the principal risks that could affect us, our business or our industry, and which could result in a material adverse impact on our financial results or cause the market price of our common stock to fluctuate or decline. However, there may be additional risks and uncertainties not currently known to us or that we presently deem immaterial that could also affect our business operations and the market value of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “target,” “expects,” “management believes,” “we believe,” “we intend,” “we may,” “we will,” “we should,” “we seek,” “we plan,” the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus, and in documents incorporated into this prospectus, including those set forth in “Risk Factors,” describe factors, among others, that could contribute to or cause these differences.

Because the factors discussed in this prospectus or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	repayment of debt;

•	acquisitions;

•	working capital;

•	capital expenditures;

•	research and development expenditures; and

•	investments.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share. The number of shares of our outstanding common stock is 31,393,878 shares as of November 27, 2009. The holders of outstanding shares of common stock may receive dividends out of assets legally available at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended and restated articles of incorporation. Our bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Our common stock is listed on the Nasdaq Global Market under the symbol “CVVT.”

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

The Company is not authorized to issue any preferred stock.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. These provisions include:

▪

No cumulative voting rights — According to our bylaws and amended and restated articles of incorporation, the holders of the Company’s common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

▪

Special Meetings of Shareholders — Our bylaws provide that special meetings of the stockholders can only be called by our president, the board of directors, or the president at the written request of our stockholders holding not less than 10% of the outstanding stock entitled to vote on any issue at the meeting.

▪	Amendment of By-laws — Our by-laws may be amended in certain respects by our board of directors alone.

▪

Authorized but Unissued Shares — Our board of directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Anti-takeover Effects of Nevada Law

Business Combinations

We have opted out of the “business combination” provisions of Sections 78.411 to 78.444 of Nevada’s Combinations with Interested Stockholders statute. In general, such provisions prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder:

•

for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or

•	after the expiration of the three-year period, unless:

•

the board of directors approved the transaction or the acquisition of shares prior to the attainment of interested status the disinterested stockholders approve the transaction at a meeting not sooner than the expiration of the three-year period; or

•

(1)     the consideration received by the disinterested stockholders is not less than the higher of (A) the highest price per share paid by the interested stockholder while holding 5% stockholder status and during the three years prior to (and inclusive of) announcement of the combination or the acquisition of the shares (whichever is higher), plus annually compounded interest from such date, less the amount of any dividends distributed (up an amount equal to the interest accrued), (B) the market price on the date of announcement of the combination or the acquisition of shares (whichever is higher), plus annually compounded interest from such date, less the amount of any dividends distributed (up an amount equal to the interest accrued), or, (C) in the case of holders of preferred stock, the highest aggregate preferential liquidation and dividend amount to which such holders are entitled; and

(2)     the interested stockholder has not acquired additional shares in between becoming an interested stockholder and consummating a combination transaction other than (A) as part of becoming an interested stockholder, (B) by virtue of proportional adjustments or distributions by the corporation, (C) in a combination authorized under this statute or (D) at a price that, if paid in a permissible combination, would satisfy the requirements above.

With respect to a combination transaction proposed in good faith by an interested stockholder, the board of directors must respond within 30 days (or less if required by the Exchange Act) detailing its response and reasons. For a share purchase, if the board of directors does not respond affirmatively within 30 days (or less if required by the Exchange Act), it will be deemed to have disapproved of the purchase.

A “combination” is defined to include any of the following, in one transaction or a series of transactions, with an “interested stockholder”: (a) a merger or consolidation; (b) a commercial transaction having a value of at least 5% of the value of the assets or stock of the corporation or 10% of the net income of such corporation; (c) a transaction involving the direct or indirect issuance of shares by the corporation to the interested stockholders representing at least 5% of the aggregate market value of the outstanding shares (unless part of a transaction applying equally to all stockholders of the corporation); (d) a transaction involving the liquidation or dissolution of the corporation; (e) any reclassification, split or distribution of shares or issuance of new shares for a proportionately greater number of old shares, recapitalization, internal reorganization or any other transaction having the effect of increasing the interested stockholder’s interest; or (f) any transaction involving a loan, advance, guarantee or other financial benefit to an interested stockholder other than proportionately as a stockholder of the corporation.

In general, an “interested stockholder” is defined to mean a beneficial owner of at least 10% of the outstanding voting power or an affiliate of the corporation that has been a 10% beneficial owner within the preceding 3 years.. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

As of the date of this prospectus, we have amended our Articles of Incorporation to state that we elect not to be governed by these provisions.

Control Share Acquisitions

Nevada’s Acquisition of Controlling Interest statute (NRS Sections 78.378 - 78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. As of the date of this prospectus, we do not believe we have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the Acquisition of Controlling Interest statute will not apply to us.

The Acquisition of Controlling Interest statute generally provides that any person directly or indirectly acquiring a “controlling interest” in an “issuing corporation” obtains only those voting rights with respect to shares purchased within the 90-day period leading up to the attainment of “control” status as are approved by the disinterested stockholders of the corporation. A “controlling interest” is deemed to be the direct or indirect power to exercise at least 20% of the voting power of the stockholders in the election of directors. An “issuing corporation” is a Nevada corporation directly or indirectly doing business in Nevada with at least 200 stockholders, of which 100 must be stockholders of record and Nevada residents. An acquiring person may request a special meeting of the stockholders (the costs of which would be borne by such person) by delivering an “offeror’s statement” to the corporation or the matter will be submitted to a vote of the stockholders at their next special or annual meeting. An “offeror’s statement” must identify itself as such and include descriptions of the acquiror and its associates, the number and percentage of shares owned or intended to be acquired and, if applicable, the intended terms and means of acquisition of the shares. An issuing corporation may adopt a provision, on or before the date 10 days following the control share acquisition, allowing the corporation to call for the redemption of an acquiring person’s shares (at their average acquisition price) if (a) the acquiring person fails to deliver an offeror’s statement within 10 days following acquisition of the controlling interest or (b) the offeror’s statement is delivered but the stockholders fail to confer full voting rights to the control shares.

On or before the 10th day following the control share acquisition, if (x) the control shares are conferred full voting rights by the stockholders, and (y) the acquiring person has obtained a majority or more of all voting power, any disinterested stockholder not voting in favor of conferring voting rights to the control shares may demand payment for his shares at a price not less than the average acquisition price. The Board must give notice and opportunity to elect to be bought out to all stockholders not voting in favor of the grant of full voting rights.

Transfer Agent

Our independent stock transfer agent is Interwest Transfer Company, Inc., located in 1981 E. Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117. Their phone number is (801) 272-9294 and facsimile number is (801) 277-3147.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

•	the offering price or prices;

•	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

•	the date on and after which such warrants and the related securities, if any, will be transferable separately;

•

the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	any material risk factors, if any, relating to such warrants;

•	the identity of any warrant agent; and

•	any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement).

The terms of the warrants that we offer may or may not have the same material terms as the Company’s outstanding warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

As of the date of this prospectus, there were warrants outstanding to purchase a total of 284,899 shares. On December 12, 2007, CCG Investors Relation Partners LLC, our investors relation consultant, received warrants to purchase 50,000 shares of our common stock. The warrants have a term of three years, are exercisable at $6.00 per share, subject to the usual adjustments for certain corporate events. In addition, in connection with our private placement which closed on August 26, 2008, Brean Murray, Carret & Co., LLC and Rosewood Securities, LLC, our placement agents, received, as partial compensation, warrants to purchase 352,349 and 234,899 shares of our common stock, respectively. The warrants have a term of three years and are immediately exercisable at $4.2912 per share, subject to the usual adjustments for certain corporate events. On February 18, 2009, Brean Murray, Carret & Co., LLC conducted a cashless exercise of all its warrants and received 201,149 shares of common stock.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title and authorized denominations of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•

the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, under which any debt securities will rank junior to any of our other debt;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	the provisions, if any, relating to any collateral provided for the debt securities;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	the nature and terms of any security for any secured debt securities; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

•

ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

•

in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•

add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	establish the forms or terms of debt securities of any series;

•	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

•

evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

•

make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

•	change the currency in which the principal, premium or interest, if any, is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

•	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

•	would not conflict with any rule of law or with the relevant indenture;

•	would not be unduly prejudicial to the rights of another holder of the debt securities;

•	and would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

We may also sell and distribute the securities offered by this prospectus from time to time in one or more transactions, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. We may sell our securities through a rights offering, forward contracts or similar arrangements.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the Nasdaq Global Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Holland & Hart LLP, except for the enforceability of the Company’s obligations pursuant to the Debt Securities, which will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

The audited financial statements for the years ended December 31, 2008 and 2007 included in this prospectus and in the registration statement have been audited by Moore Stephens Wurth Frazer and Torbet, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given on the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the following SEC public reference room:

100 F. Street N.E.
Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC also maintains an internet website, at http://www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed March 19, 2009, as amended by the Form 10-K/A filed on March 24, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on May 15, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed on August 14, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed on November 16, 2009;

•	Our Current Report on Form 8-K, filed with the SEC on January 7, 2009;

•	Our Current Report on Form 8-K/A, filed with the SEC on February 23, 2009;

•	Our Current Report on Form 8-K, filed with the SEC on March 9, 2009;

•	Our Current Report on Form 8-K, filed with the SEC on April 21, 2009;

•	Our Current Report on Form 8-K, filed with the SEC on July 1, 2009;

•	Our Current Report on Form 8-K, filed with the SEC on July 30, 2009

•	Our Current Report on Form 8-K, filed with the SEC on August 18, 2009; and

•	The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A, filed on November 12, 2009 pursuant to Section 12(b) of the Exchange Act.

All documents that we file after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are incorporated by reference into this prospectus and will automatically update information in this prospectus; provided, however, that notwithstanding the forgoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You may request a copy of these reports, which we will provide to you at no cost, by writing or calling us at our mailing address and telephone number: China Valves Technology, Inc., No. 93 West Xinsong Road, Kaifeng City, Henan Province, 475002, People’s Republic of China, Attn: Investor Relations, telephone: (86) 378-292521.

$90,000,000

CHINA VALVES TECHNOLOGY, INC.

Common Stock
Debt Securities
Warrants
Units

PROSPECTUS

_______, 2009

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by us, in connection with the issuance and distribution of the securities being registered hereby:

Amount to be Paid*
SEC Registration Fee	$5,022
Printing Fees and Expenses	$2,000
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$500
Total	$42,522

* All amount shown herein, except the SEC registration fee, are estimated and may vary based upon, among other things, the number of issuances and amount of securities offered. We will pay all of these expenses.

Item 15. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statutes, or NRS, provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Amended and Restated Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, the Company’s Amended and Restated Articles of Incorporation and Bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that:

•	The Company shall indemnify its officers, directors, employees, and agents to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes.

▪

The Company shall advance the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, but only after the Company’s receipt of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the Company.

The Company has entered into an agreement with certain director indemnifying him to the fullest extent permitted by the foregoing. The Company has also purchased director and officer liability insurance, as permitted by its bylaws.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(8)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)

To file, if applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

(10)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kaifeng City, China, on this 1st day of December, 2009.

CHINA VALVES TECHNOLOGY, INC.

By:	/s/ Siping Fang

Siping Fang
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of China Valves Technology, Inc. do hereby constitute and appoint Siping Fang and Ichi Shi, and each of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable China Valves Technology, Inc. to comply with the Securities Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-3. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement or amendments or supplements thereto (including registration statements filed pursuant to Rule 462(b)), and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on December 1, 2009.

SIGNATURE	TITLE

/s/ Siping Fang	President, Chief Executive Officer, Chairman and Secretary (Principal Executive Officer)

Siping Fang

/s/ Ichi Shi	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Ichi Shi

/s/ Zengbiao Yu	Director

Zengbiao Yu

/s/ Peter Li	Director

Peter Li

Director

William Haus

/s/ Binjie Fang	Chief Operating Officer and Director

Binjie Fang

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement.+

3.1

Amended and Restated Articles of Incorporation of the registrant as filed with the Secretary of State of Nevada on July 24, 2009 [Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on July 30, 2009].

3.2	Bylaws of the registrant, as amended to date [Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form SB-2 filed on November 1, 2001].

4.1	Specimen Certificate for Registrant’s Common Stock.*

4.2	Form of Indenture relating to debt securities.*

4.3

Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities or subordinated debt securities (including the form of such debt security). +

4.4	Form of Warrant Agreement (including form of Warrant) +

4.5	Form of Unit Agreement (including form of Unit Certificate) +

5.1	Opinion of Holland & Hart LLP.*

5.2	Opinion of Pillsbury Winthrop Shaw Pittman LLP.*

23.1	Consent of Moore Stephens Wurth Frazer and Torbet, LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Holland & Hart LLP (included in Exhibit 5.1).

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.2).

24	Power of Attorney (included on signature page hereof).

25	Form T-1 Statement of Eligibility of the trustee for the debt securities. **

*	Filed herewith.
+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.
++	Previously filed.